UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 15, 2005

MARKWEST HYDROCARBON, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14841	84-1352233
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

155 Inverness Drive West, Suite 200, Englewood, CO 80112-5000

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-290-8700

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement

The information included in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 of this Current Report on Form 8-K.

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On November 15, 2005, MarkWest Hydrocarbon, Inc., as Borrower, the undersigned Guarantors, Royal Bank of Canada, as Administrative Agent for the Lenders, and the undersigned L/C Issuers and Lenders entered into the Second Amendment to Credit Agreement (the “Agreement”).

Under the Agreement, the lending amount has been reduced from $25.0 million to $16.0 million, of which $6.0 million of availability is committed to a letter of credit, leaving $10.0 million available for revolving loans. The second amendment also extended the term of the revolving credit to December 30, 2005. If the revolving credit is converted into a term loan the term will be extended to December 29, 2006. A copy of the Agreement is filed as exhibit 99.1 of this report.

ITEM 9.01. Financial Statements and Exhibits

(c)           Exhibits.

Exhibit No.	Description of Exhibit

99.1

Second Amendment to Credit Agreement entered into as of November 15, 2005 among MarkWest Hydrocarbon, Inc., as the Borrower, Royal Bank of Canada, as Administrative Agent, the undersigned L/C Issuers and Lenders.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST HYDROCARBON, INC
(Registrant)

Date: November 19, 2005	By:	/s/ JAMES G. IVEY
James G. Ivey
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1

Second Amendment to Credit Agreement entered into as of November 15, 2005 among MarkWest Hydrocarbon, Inc., as the Borrower, Royal Bank of Canada, as Administrative Agent, the undersigned L/C Issuers and Lenders.